10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  INTERMEDIATE FIXED INCOME INVESTMENTS :
  MANAGED BY: BLACKROCK FINANACIAL MANAGEMENT INC.

September 1, 2002 through February 28,2003

                  Trade                                              % of
Issuer            Date     Selling Dealer       Amount   Price Issue(1)
Avalon Bay Comm 08/01/02 Lehman Inc. 9,550,000   $99.880  6.37%
5.000% due 8/1/07

Bank of America         09/19/02 Bank of America      100,000,000 $99.630  10%
4.875% due 9/15/12

Limited Inc.            11/25/02 J.P. Morgan          150,000     $99.573  0.05%
                                 Chase & Co.

Goodrich Corp.          12/04/02 J.P. Morgan          270,000     $99.646  0.06%
                                 Chase & Co.

CS First Boston USA     12/12/02 CS First Boston Corp.250,000     $99.906  0.02%


Bank One NA             01/07/03 Banc One Capital     325,000     $99.778  0.33%
                                 Markets Inc.



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.






10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  LONG-TERM BOND INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT INC.

September 1, 2002 through February 28, 2003

                        Trade                                       % of
Issuer                  Date     Selling Dealer  Amount    Price    Issue(1)
Freddie Mac             09/12/02 Barclays        1,000,000 $99.655  0.03%
3.500% due 09/15/07

Freddie Mac             10/03/02 HSBC            770,000   $99.282  0.02%
4.750% due 10/11/12

Detroit Edison Co.      10/16/02 Barclays        100,000   $98.864  0.04%
6.350% due 10/15/32

Target Corp.            10/29/02 Merrill Lynch   60,000    $99.760  0.01%
6.350% due 11/01/32

Washtington Mutual      11/14/02 Deutsche Bank   120,000   $5.500   0.02%
Bank FA
10.375% due 01/15/10



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.






10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  LARGE CAPITALIZATION GROWTH INVESTMENTS:
  MANAGED BY: TURNER INVESTMENT PARTNERS, INC.

September 1, 2002 through February 28, 2003

                     Trade                                       % of
Issuer               Date     Selling Dealer    Amount  Price    Issue(1)
Weight Watchers      09/17/02 CS First Boston   4,250   $42.000  0.03%
International

Wellchoice, Inc.     11/07/02 CS First Boston   2,600   $25.000  0.02%



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.






10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  INTERNATIONAL FIXED INCOME INVESTMENTS:
  MANAGED BY: JULIUS BAER INVESTMENT MANAGEMENT INC.

September 1, 2002 through February 28, 2003

          Trade                                                   % of
Issuer     Date     Selling Dealer          Amount    Price   Issue(1)
FHLMC 09/26/02 Lehman Brothers London  Euro38,500,000 $99.727 0.08%
4.750% due 01/15/13



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.






10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  MULTI-SECTOR FIXED INCOME INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT CO.

September 1, 2002 through February 28, 2003

                        Trade                                        % of
Issuer                  Date     Selling Dealer    Amount  Price     Issue(1)
EMC Mortgage            09/24/02 Bear Stearns      80,000  $100.000  0.12%
1.000% due 10/25/32

Conoco Phillips         10/02/02 J.P. Morgan       20,000  $100.000  0.00%*
4.750% due 10/15/12              Chase & Co.

KFW International       10/09/02 J.P. Morgan       20,000  $99.980   0.00%*
Finance                          Chase & Co.
2.500% due 10/17/05

Detroit Edison          10/16/02 Barclays          10,000  $99.326   0.00%*
6.350% due 10/15/32

FNMA                    10/24/02 Bear Stearns      40,000  $99.913   0.80%*
2.875% due 10/15/05

Sanmina Corp.           12/18/02 Lehman Brothers   1,000   $100.000  0.03%
10.375% due 01/15/10

Bank One NA Illinois    01/07/03 Bank One Capital  90,000  $99.778   0.01%
3.700% due 01/15/08

Comcast Corp.           01/07/03 J.P. Morgan       30,000  $99.710   0.00%*
6.500% due 01/15/15              Chase & Co.

Lehman Brothers         01/13/03 Lehman Brothers   70,000  $99.590   0.01%
4.000% due 01/22/08

Freddie Mac             01/15/03 Bank America      40,000  $99.017   0.00%
4.500% due 01/15/13

General Electric Co.    01/23/03 Morgan Stanley    10,000  $99.626   0.00%
5.000% due 02/01/13

Georgia Pacific         01/23/03 Goldman Sachs     6,000   $99.360   0.02%
8.875% due 02/01/10

Georgia Pacific         01/23/03 Goldman Sachs     6,000   $100.000  0.02%
9.375% due 02/01/13

Cascades Inc.           01/31/03 Scotia Capital    9,000   $100.000  0.18%
7.250% due 02/15/13



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.
*  Amount represents less than 0.01%